Exhibit 10.4

AMENDED AND RESTATED 2019 TASKUS, INC.

STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan (as defined below) is to aid the Company (as defined below) and its Affiliates (as defined below) in recruiting and retaining key employees, directors, other service providers, or independent contractors and to motivate such employees, directors, other service providers, or independent contractors to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards (as defined below). The Company expects that it will benefit from the added interest which such key employees, directors, other service providers, or independent contractors will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)    Act: The Securities Exchange Act of 1934, as amended, or any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(b)    Affiliate: With respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with, such entity. As used herein, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting or other securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(c)    Award: Individually or collectively, any Option, Stock Appreciation Right or Other Stock-Based Award (including a Restricted Stock Award or Restricted Stock Units) granted pursuant to the Plan.

(d)    Award Agreement: shall have the meaning ascribed to it in Section 3(b) hereof.

(e)    Beneficial Owner: A “beneficial owner”, as such term is defined in Rules 13d-3 and 13d-5 under the Act (or any successor rule thereto).

(f)    Board: The Board of Directors of the Company.

(g)    Cause: Unless otherwise defined in an applicable Award Agreement, “Cause” shall have the meaning ascribed to such term in any employment, consulting or severance agreement then in effect between the Participant and the Company or any of its Affiliates or, if

no such agreement containing a definition of “Cause” is then in effect or if such term is not defined therein, “Cause” shall mean (A) the Participant’s continued failure substantially to perform the Participant’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure, (B) an act or acts on the Participant’s part constituting (x) a felony under the laws of the United States, any state thereof or any jurisdiction in which the Participant provides services to the Company or its Affiliates or any indictable offense or crime which could result in imprisonment or (y) a misdemeanor or other violation or offense involving moral turpitude, (C) the Participant’s dishonesty, willful malfeasance or willful misconduct in connection with the Participant’s duties or any act or omission which is injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates or (D) the Participant’s material breach of any provision of this Agreement or any other agreement between the Participant and the Company or its Affiliates.

(h)    Change in Control: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, as a whole, to any Person or Group other than the Sponsor or the Company or (ii) any Person or Group, other than the Sponsor, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise, and the Sponsor ceases to control the Board.

(i)    Code: The Internal Revenue Code of 1986, as amended, or any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j)    Committee: The Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan, and if no such Committee has been created, the Board.

(k)    Company: TaskUs, Inc., a Delaware corporation.

(l)    Detrimental Activity: The term “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Affiliates; (ii) any activity that results in the termination of the Participant’s Employment with the Company or any of its Subsidiaries for Cause or any resignation by the Participant at a time when grounds exist for a termination by the Company or any of its Subsidiaries for Cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other similar restrictive covenants in any agreement with the Company or its Affiliates; or (iv) fraud or other intentional misconduct, directly or indirectly, contributing to any financial restatements or irregularities, in each case, as determined by the Committee in its sole discretion.

(m)    Disability: Unless otherwise defined in an applicable Award Agreement, “Disability” shall have the same meaning ascribed to such term in any employment, consulting or severance agreement then in effect between the Participant and the Company or any of its

Affiliates, or, if no such agreement containing a definition of “Disability” is then in effect or if such term is not defined therein, “Disability” shall mean the inability of the Participant to perform Participant’s material duties, with or without reasonable accommodation, due to a physical or mental injury, infirmity or incapacity for the greater of 90 days in any 365-day period or the period of time required to qualify for long-term disability benefits under any long-term disability plan or policy maintained by the Company or any of its Affiliates under which the Participant is covered, if any. Any question as to the existence, extent, or potentiality of the Participant’s Disability upon which such Participant and the Company cannot agree shall be determined by a qualified, independent physician selected in good faith by the Company. The determination of any such physician shall be final and conclusive for all purposes.

(n)    Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(o)    Exercise Price: The purchase price per Share of an Option, as determined pursuant to Sections 6(a) and (b) of the Plan.

(p)    Employment: The term “Employment” as used herein and/or in an Award Agreement shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates or Subsidiaries, (ii) a Participant’s services as a consultant or independent contractor, if the Participant is a consultant to or independent contractor of the Company or any of its Affiliates or Subsidiaries and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board. The Committee, in its sole discretion, shall exclusively determine the Employment status of a Participant.

(q)    Fair Market Value: The term “Fair Market Value” shall mean, on a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no sale of Shares shall have been reported on any national securities exchange, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value of the Shares determined by the Committee in its sole discretion and with respect to Awards that are subject to Section 409A, in compliance with the requirements of Section 409A.

(r)    Group: A “group” as such term is used for purposes of Section 13(d) or Section 14(d) of the Act (or any successor section thereto).

(s)    IPO: A sale of Shares or Class B shares of common stock of the Company, shares of any parent entity owning 100% of the Shares, or shares of any Subsidiary of the Company owning all or substantially all of the assets of the Company and its Subsidiaries to the public the first underwritten offering pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (or any successor thereto); provided, that an IPO shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

(t)    Option: An option to purchase Shares granted pursuant to Section 6 of the Plan.

(u)    Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(v)    Participant: An employee, director, other service provider, or independent contractor of the Company or its Affiliates who is selected by the Committee to participate in the Plan.

(w)    Person: A “person”, as such term is used for purposes of Section 13(d) or Section 14(d) of the Act (or any successor section thereto).

(x)    Plan: The Amended and Restated 2019 TaskUs, Inc. Stock Incentive Plan, as it may be amended or supplemented from time to time.

(y)    Restricted Stock Award: A share of restricted stock granted pursuant to Section 8 of the Plan.

(z)    Restricted Stock Unit: Restricted stock units granted pursuant to Section 8 of the Plan.

(aa)    Section 409A: Section 409A of the Code.

(bb)    Securities Act: The Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(cc)    Share or Shares: A share of the Class A common stock of the Company, par value of $0.01 per share (and any stock or other securities into which such share of common stock may be converted or into which it may be exchanged).

(dd)    Sponsor: The Blackstone Group L.P. and its Affiliates.

(ee)    Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(ff)    Subsidiary: With respect to an entity, a subsidiary corporation, as defined in Section 424(f) of the Code, of such entity.

3.	Shares Subject to the Plan

(a)    Subject to Section 9, the total number of Shares which may be issued under the Plan is 7,597,730 (the “Share Pool”). The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the settlement, cancellation, or termination of an Award, or the withholding or “net-settling” of Shares in payment of the Exercise Price or strike price or applicable withholding or other applicable taxes relating to an Award, shall reduce the total number of Shares available under the Plan, as applicable (with any Awards settled in cash reducing the total number of Shares by the number of Shares determined by dividing the cash amount to be paid thereunder by the Fair Market Value of one Share on the date of payment). Shares which are subject to Awards or portions of Awards which are canceled, forfeited or terminated, otherwise expire by their terms without being exercised, or terminate or lapse without the payment of consideration may be granted again subject to Awards under the Plan.

(b)    Agreements Evidencing Awards. Each Award granted under the Plan shall be evidenced by an Award agreement (the “Award Agreement”) that shall contain such provisions and conditions as the Committee deems appropriate; provided, that, except as otherwise expressly provided in an Award Agreement, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern. Unless otherwise provided herein, the Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under the Plan. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

4.	Administration

(a)    Generally. The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. Additionally, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided, that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(b)    Powers. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or Award Agreement in the manner and to the extent the Committee deems necessary or desirable, without the consent of any Participant. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority in its sole discretion to make any determinations that it deems necessary or desirable for the administration of the Plan. Without limiting the generality of the foregoing, in particular, the Committee shall have the authority in its sole discretion to:

(i)    exercise all of the powers granted to it under the Plan;

(ii)    construe and interpret the Plan and any Award Agreement;

(iii)    amend the Plan to reflect changes in applicable law, subject to the limitations imposed by Sections 13 and 18 of the Plan;

(iv)    grant Awards and determine who shall receive Awards, when such Awards shall be granted and establish the terms and conditions of such Awards, consistent with the Plan, including to determine the number of Shares to be covered by each such Award so granted, to approve forms of Award Agreement for such Awards, setting forth provisions with regard to the effect of a termination of Employment on such Awards, and waive any such terms or conditions at any time;

(v)    instruct (or cause the Company to instruct) the registered office provider of the Company to make the appropriate entries in the register of members of the Company in respect of issuances of Shares pursuant to Awards or otherwise under the Plan;

(vi)    amend any outstanding Award Agreement in any respect, including, without limitation, to (A) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award shall be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award Agreement), (B) accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award Agreement), (C) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions, or (D) reflect a change in the Participant’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities), but, subject to Section 13 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of a Participant under an outstanding Award without such Participant’s consent; and

(vii)    to establish, amend and rescind any rules and regulations relating to the Plan, including, without limitation, to determine, at any time, in accordance with Section 13, whether, to what extent and under what circumstances and method or methods:

(A)    Awards may be (1) settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement shall have on the Participant’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), in all cases subject to Sections 6(c) and 7(b) of the Plan, (2) exercised or (3) canceled, forfeited or suspended;

(B)    Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee;

(C)    to the extent permitted under applicable law, loans (whether or not secured by Shares) may be extended by the Company with respect to any Awards; and

(D)    Awards may be settled by the Company or its Affiliates or any of its or their designees.

(c)    Taxes.

(i)    A Participant shall be required to pay to the Company or one or more of its Affiliates, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or any of its Affiliates may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.

(ii)    Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by: (A) the delivery of Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least 6 months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of Shares with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).

(iii)     The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, pursuant to an Award Agreement or otherwise, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, Shares having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability.

(d)    Actions. Actions of the Committee, when acting through a committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of such committee’s members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(e)    Final and Binding Decisions. The Committee shall make all determinations necessary or advisable in administering the Plan. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries and successors).

(f)    Actions of the Board. Notwithstanding anything to the contrary contained herein (including the delegation of authority to the Committee by the Board), the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

(g)    Exculpation and Indemnification. No member of the Board or the Committee (each such Person, a “Covered Person”) shall have any liability to any Person (including any Participant) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, and the Company shall advance to such Covered Person any such expenses promptly upon written request (which request shall include an undertaking by the Covered Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Covered Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions or determinations of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or the Company’s amended and restated certificate of incorporation (as it may be further amended and/or restated from time to time). The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which Covered Persons may be entitled under the Company’s amended and restated certificate of incorporation (as it may be further amended and/or restated from time to time), as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Covered Persons or hold them harmless.

5.	Limitations

No Award may be granted under the Plan after April 16, 2029, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

(a)    General. The Committee shall have the right and power to grant to any Participant, subject to the limitation of Section 5, an Option to purchase Shares at such price, on such terms and subject to such conditions that are consistent with the Plan and established by the Committee. Options granted under the Plan shall be non-qualified stock options for U.S. federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the terms and conditions hereof and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine.

(b)    Exercise Price. The Exercise Price per Share shall be determined by the Committee; provided, that, if required by the applicable law of the jurisdiction of a Participant, for the purposes of an Option granted under the Plan to such Participant, (including, for the avoidance of doubt, each such Participant who is a U.S. or Canadian taxpayer), in no event will (i) the Exercise Price be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4(a), or if the Award Agreement governing such Option provides that such Option must be exercised on a date, selected by the Company, within 30 days following the date on which such Option vests and becomes exercisable) and (ii) any Option be granted unless the Share on which it is granted constitutes “service recipient stock” (within the meaning of Section 409A) with respect to the applicable Participant.

(c)    Exercisability. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld in accordance with Section 4(c) hereof. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than 10 years after the date it is granted (the “Option Period”); provided, that if following an IPO, the Option Period would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(d)    Exercise of Options.

(i)    Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.

(ii)    For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clause (A) or (B) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company as designated by the Committee, pursuant to one or more of the following methods: (A) in cash or its equivalent (e.g., by check or, if permitted by the Committee, a full-recourse promissory note) or (B) to the extent specified in an Award Agreement or otherwise permitted by the Committee in its sole discretion, (i) in Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for any period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles, (ii) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased, (iii) using a net settlement mechanism whereby the number of Shares delivered upon the exercise of the Option will be reduced by a number of Shares that has a Fair Market Value equal to the Exercise Price, or (iv) using any combination of the permitted exercise methods; provided, in each case, that the Participant tenders cash or its equivalent to pay any applicable withholding or other applicable taxes (unless otherwise permitted by the Committee).

(iii)    Unless otherwise expressly provided in the applicable Award Agreement, no Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan or specified in the applicable Award Agreement, including the requirement that the Participant tender cash or its equivalent to pay any applicable withholding or other applicable taxes.

(iv)    In addition, the Company shall not be required to issue or deliver any certificate or certificates for or make any entries in the Company’s register of members with respect to Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(A)    The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed, if applicable;

(B)    The completion of any registration or other qualification of such Options or Shares under any applicable law, or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its sole discretion, deem necessary or advisable;

(C)    The obtaining of any approval or other clearance from any applicable governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(D)    The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

(E)    The receipt by the Company of full payment for such Shares subject to the Option, including payment of any applicable withholding or other applicable tax.

(e)    Attestation. Wherever in this Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

(f)    Buyout Provisions. The Committee may at any time offer to buy out for payment in cash or Shares an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

7.	Terms and Conditions of Stock Appreciation Rights

(a)    Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by such Option (or such lesser number of Shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award Agreement).

(b)    Strike Price. The strike price per Share under a Stock Appreciation Right shall be determined by the Committee; provided, that for the purposes of a Stock Appreciation Right granted under the Plan to a Participant who is a U.S. or Canadian taxpayer, in no event will (i) the strike price be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of a Stock Appreciation Right granted in substitution of previously granted awards, as described in Section 4(a), or if the Award Agreement governing such Stock Appreciation Right provides that such Stock Appreciation Right must be exercised on a date, selected by the Company, within 30 days following the date on which such Stock Appreciation Right vests and becomes exercisable) and (ii) any Stock Appreciation Right be granted unless the Share in respect of which it is granted constitutes “service recipient stock” (within the meaning of Section 409A) with respect to the applicable Participant.

(c)    Terms of Grant. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a number of Shares equal to (i) the excess of (A) the Fair Market Value of one Share on the exercise date over (B) the strike price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right or the portion thereof that is being exercised, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Each Stock Appreciation Right granted in connection with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor a number of Shares equal to (i) the excess of (A) the Fair Market Value of one Share on the exercise date over (B) the Exercise Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Payment to the Participant shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee.

(d)    Exercisability. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(e)    Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than 10 years after the date it is granted (the “SAR Period”); provided, that if following an IPO, the SAR Period would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition. Unless otherwise expressly provided in the applicable Award Agreement, no Participant shall have any rights to dividends or other rights of a stockholder with respect to any Stock Appreciation Right. In addition, the Company shall not be required to issue or deliver any certificate or certificates for Shares subject to any Stock Appreciation Right prior to the fulfillment of all the conditions of Sections 6(d)(iv)(A), (B), (C), (D), and (E).

8.	Other Stock-Based Awards

The Committee, in its sole discretion, may grant or sell Awards of Shares, Restricted Stock Awards, Restricted Stock Units, and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9.	Adjustments Upon Certain Events

In the event of (a) any dividend or other distribution (whether in the form of cash, Shares, other securities or other property and excluding any dividend or distribution used to satisfy indebtedness of the Company and/or its Affiliates and Subsidiaries), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company or any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

(i)    adjusting any or all of (A) the Share Pool, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (B) the number of Shares or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 3 of the Plan) and (C) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or strike price, as the case may be, with respect to any Award or (3) any applicable performance measures;

(ii)    providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than 10 days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii)    cancelling any one or more outstanding Awards and causing to be paid to the holders holding vested Awards (including any Awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate Exercise Price or strike price of such Option or SAR, respectively (it being understood that, in such event, any Option or Stock

Appreciation Right having a per share Exercise Price or strike price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any such adjustment shall be conclusive and binding for all purposes. Payments to holders pursuant to clause (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable Exercise Price or strike price). In addition, prior to any payment or adjustment contemplated under this Section 9, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, and (C) deliver customary transfer documentation as reasonably determined by the Committee. Any adjustment provided under this Section 9 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

10.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or any Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award.

11.	Successors and Assigns

The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

Unless otherwise provided in an Award Agreement or the Plan, no Award (or any rights and obligations thereunder) granted to any Person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all Awards (and any rights thereunder) shall be exercisable during the life of the Participant only by the Participant or the Participant’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Participant to transfer any Award to any Person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, other disposition or hedge in violation of the provisions of this Section 12 shall be null and void.

13.	Amendments or Termination

(a)    The Board may amend, suspend, alter or discontinue the Plan or any portion thereof at any time, but no amendment, suspension, alteration or discontinuation shall be made, (i) after an IPO, without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), materially increase the total number of Shares reserved for the purposes of the Plan or materially modify the requirements for participation in the Plan or (ii) without the consent of either the affected Participant or the affected Participants holding a majority in the economic interests, if such action would materially diminish the economic rights of any Participant under the Awards theretofore granted to such Participants under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or to Participants).

(b)    The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s termination of Employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of either (x) the affected Participant or (y) a majority in interest of such affected Participants; provided, further, that following an IPO, without stockholder approval, except as otherwise permitted under Section 9 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the strike price of any Stock Appreciation Right, (ii) the Committee may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right (with a lower Exercise Price or strike price, as the case may be) or other Award or cash payment that is greater than the value of the cancelled Option or Stock Appreciation Right, and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

(c)    Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14.	International Participants

With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates or Subsidiaries.

15.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of Delaware applicable to contracts made and performed wholly within Delaware, without giving effect to the conflict of law provisions thereof that would direct the application of the law of any other jurisdiction. Any suit, action or proceeding with respect to this Plan, or any judgment entered by any court in respect of any thereof, shall be brought exclusively in any court of competent jurisdiction in Delaware, and each of the Company and each Participant hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Participants and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Plan brought in any court of competent jurisdiction in Delaware, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

16.	Other Laws; Restrictions on Transfer of Shares

The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Act, as amended, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company or any of its Affiliates, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the United States federal and any other applicable securities laws. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 19(t) of the Plan, the Committee may cause a legend or legends to be put on certificates representing Shares Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

17.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date and amends and restates in its entirety the TaskUs, Inc. 2019 Stock Incentive Plan, as amended.

18.	Section 409A of the Code

(a)    Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate or Subsidiary shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(b)    Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is 6 months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable 6 month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(c)    Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

19.	Miscellaneous.

(a)    Transfers and Leaves of Absence. For purposes of the Plan, unless the Committee determines otherwise: (i) a transfer of a Participant’s Employment without an intervening period of separation among the Company and any Subsidiary or Affiliate of the Company shall not be deemed a termination of Employment; and (ii) a Participant who is granted a leave of absence in writing or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (or such Subsidiary or Affiliate, as applicable) during such leave of absence.

(b)    Right of Offset. The Company shall have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, that the Participant is first offered the opportunity to pay cash for such outstanding amounts. Notwithstanding the foregoing, the Committee shall have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan, in respect of any Award, or in respect of any non-qualified deferred compensation amounts if such offset would subject the Participant to the additional tax imposed under Section 409A in respect of such offset Award or non-qualified deferred compensation amount.

(c)    Dividends and Dividend Equivalents.

(i)    The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Shares, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or Stock Appreciation Rights (unless expressly provided for in the Award Agreement governing such Options or Stock Appreciation Rights) or (ii) unearned subject to performance vesting conditions (other than or in addition to the passage of time) (although dividends and dividend equivalents may be accumulated in respect of unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable).

(ii)    Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such Share and, if such Share is forfeited, the Participant shall have no right to such dividends.

(iii)    Without limiting the foregoing, unless otherwise provided in the Award Agreement, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company, remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates and shall be delivered (without interest) to the Participant within 15 days following the date on which such restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate).

(iv)    To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on Shares) either in cash or, in the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the restrictions on such Restricted Stock Units lapse, and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).

(d)    Waiver of Claims. Each Participant who receives an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under such Award. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company, its Subsidiaries, and Affiliates, or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Award Agreement for which his or her consent is expressly required by the express terms of the Award Agreement or the Plan).

(e)    Nature of Payments. Any and all grants of Awards and deliveries of cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the Participant. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Participant. Only whole Shares shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional Shares. Fractional Shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine. All grants and deliveries of Shares, cash, securities or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Participant, unless the Company specifically provides otherwise.

(f)    Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)    Shares Covered by Plan. For purposes of Section 3, a Share will be considered to be “covered by” the Plan if (i) if it is available for issuance pursuant to the Plan but is not subject to an outstanding Award or (ii) it is subject to an outstanding Award. For purposes of Section 3, (A) an Option or Stock Appreciation Right that has been granted under the Plan will be considered to be an “outstanding” Award until is it exercised or terminates, is forfeited or cancelled or otherwise expires by its terms, (B) a Share that has been granted as an Award under the Plan that is subject to vesting conditions will be considered an “outstanding” Award until the vesting conditions have been satisfied or the Award terminates, is forfeited or cancelled or otherwise expires unvested by its terms and (C) any Award other than an Option, Stock Appreciation Right or Share that is subject to vesting conditions will be considered to be an “outstanding” Award until it has been settled.

(h)    Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and Shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

(i)    Non-Uniform Determinations. The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among Participants who receive, or Persons in the Employment of the Company, its Subsidiaries, or its Affiliates who are eligible to receive, Awards under the Plan (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (i) the Persons to receive Awards, (ii) the terms and provisions of Awards and (iii) whether a Participant’s Employment has been terminated for purposes of the Plan.

(j)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(k)    No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l)    Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m)    Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n)    No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of Shares which are subject to Awards hereunder until such Shares have been issued or delivered to that Person.

(o)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(p)    No Third Party Beneficiaries. Except as expressly provided in the Plan or an Award Agreement, neither the Plan nor any Award Agreement shall confer on any Person other than the Company and the Participant receiving any Award any rights or remedies thereunder.

(q)    Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any Person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(r)    Gender; Plan Headings. Masculine pronouns and other words of masculine gender shall refer to both men and women. The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(s)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t)    Participant Representations. The Company may require a Participant, as a condition to the grant or exercise of, or acquisition of Shares under, any Option or Stock Appreciation Right, (A) to give written representations satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters, and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and to give written representations satisfactory to the Company that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Appreciation Right, (B) to give written representations satisfactory to the Company stating that the Participant is acquiring the Shares subject to the Option or Stock Appreciation Right for the Participant’s own account and not with any present intention of selling or otherwise distributing the Shares, and (C) to give such other written representations as are deemed necessary or appropriate by the Company and its counsel. The foregoing requirements, and any representations given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares upon the exercise or acquisition of Shares under the applicable Option or Stock Appreciation Right has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

(u)    Clawback; Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, provide in an Award Agreement or otherwise that the Committee may cancel such Award if the Participant has engaged in or engages in any Detrimental Activity. The Committee may, in its sole discretion, also provide in an Award Agreement or otherwise that (i) if the Participant otherwise has engaged in or engages in any Detrimental Activity (for these purposes, clause (i) of such definition shall be subject to materiality) while employed by the Company or any of its Subsidiaries or during the Post-Termination Period (as such term is defined in a nonqualified stock option agreement between the Company and the Participant) and such activity is, or could reasonably be expected to be, injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company and (ii) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), as determined by the Committee in its sole discretion or by the Company’s independent auditors, then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

*        *         *        *        *

This Plan was adopted by the board of directors of TaskUs, Inc. on April 16, 2019, amended on December 4, 2020, amended and restated in its entirety on June 10, 2021, and approved by the Company’s stockholders on June 10, 2021.

23